Exhibit 1.01

Amphenol Corporation

Conflict Minerals Report

For The Year Ended December 31, 2024

This report (this “Conflict Minerals Report”) for the year ended December 31, 2024 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to certain minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants, like Amphenol Corporation (together with its subsidiaries, the “Company”, “Amphenol” “us” or “we”), whose manufactured products contain certain minerals or their derivatives which are necessary to the functionality or production of their products. These minerals include cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG” or “conflict minerals”) for the purposes of this assessment. These reporting obligations apply to registrants regardless of the geographic origin of the 3TG and whether or not they fund armed conflict in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (together with the DRC, the “Covered Countries” or the “Conflict Region”).

This Conflict Minerals Report is not audited.

This Conflict Minerals Report has been prepared by management of the Company. The information includes the activities of all majority-owned subsidiaries.

1.	Company Overview

Amphenol is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial, high-speed and specialty cable. Amphenol designs, manufactures and assembles its products at facilities in approximately 40 countries around the world and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: automotive, commercial aerospace, defense, industrial, information technology and data communications, mobile devices and communications networks. Amphenol Corporation was incorporated in Delaware in 1986, but certain businesses now part of the Company were founded in 1932. Our principal executive offices are located at 358 Hall Avenue, Wallingford, Connecticut, 06492.

2.	Conflict Minerals Philosophy and Guidelines

Our initial conflict minerals policy was crafted in 2010. The key principles guiding the Company’s conflict minerals philosophy and the guidelines pursuant to which the Company’s current conflict minerals program was established are expressed in two documents as modified and updated from time-to-time: (i) the Responsible Minerals Policy; and (ii) The Amphenol Corporation Code of Business Conduct and Ethics. Text from the relevant portions of these documents is set forth below:

(a)	Responsible Minerals Policy

Amphenol is committed to respecting and promoting human rights worldwide. As one facet of our global approach to respecting human rights, Amphenol has implemented a responsible sourcing program for certain minerals used in the manufacture of our products. Our program seeks to ensure that our products do not contain materials derived from conflict minerals. As a member of the Responsible Minerals Initiative (“RMI”), Amphenol collaborates with customers, suppliers, peers and other stakeholders to promote responsible mineral sourcing.

Amphenol follows the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“CAHRAs”) to develop appropriate assessment frameworks and management systems for establishing reasonable country of origin inquiry (“RCOI”) processes and due diligence. Furthermore, our responsible minerals sourcing program is tailored around the RMI’s Responsible Minerals Assurance Process (“RMAP”), which employs a risk-based approach to validate smelters, refiners, and processors with consideration to their mineral procurement processes.

Amphenol complies with the conflict minerals requirements set forth in Section 1502 of the Dodd-Frank Act. The term “conflict minerals” refers to columbite-tantalite, cassiterite, gold and wolframite, which may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country, for which there is concern that the exploitation and trade by armed groups is helping to finance conflict in the DRC region. Amphenol also adheres to the European Union Conflict Minerals Regulation, which addresses the same minerals as the Dodd-Frank Act, but expands the focus geographies to also include Conflict-Affected and High-Risk Areas, which the European Union Conflict Minerals Regulation defines as “areas in a state of armed conflict, fragile post-conflict areas, as well as areas witnessing weak or non-existing governance and security, such as failed states, and widespread and systematic violations of international law, including human rights abuses.”

Both regulations currently impose certain reporting and due diligence obligations on entities whose manufactured products contain tantalum, tin, tungsten, and gold (“3TGs”) which may have originated from conflict minerals. Amphenol has established a comprehensive management system to determine the origin of the conflict minerals and 3TGs used in our products. We report our findings, as required, on an annual basis.

Amphenol is committed to evaluating its responsible minerals program to include elements beyond 3TG. In addition to the requirements of the current regulations, Amphenol has broadened its scope of minerals to include cobalt, copper, graphite (natural), lithium, nickel, and mica, and will continue to assess additional minerals as relevant initiatives or drivers emerge. We intend to continue to annually engage our supply chain to verify conformance with our high standards as they evolve from time-to-time.

We take our role to protect human rights seriously and will continue to assess and mitigate risks within our minerals supply chain. We recognize that supply chain transparency and collaborative efforts within the industry are imperative for promoting responsible minerals sourcing with the goal of eradicating human rights violations associated with the extraction of certain minerals. The intent of this policy is to achieve responsible sourcing within our global supply chain and to ensure that certain minerals used in our products are sourced in an ethical manner that concurrently benefits the local communities from which they are extracted.

(b)	Section 11 of the Amphenol Corporation Code of Business Conduct and Ethics reads as follows:

RESPONSIBLE MINERALS

Amphenol is committed to ensure certain metals, which are integrated into and necessary for the functionality of our products, are sourced responsibly. We work diligently to ensure that our products do not contain tantalum, tin, tungsten, or gold (3TGs), which may have been derived from ores extracted in conflict regions as defined by Section 1502 of the Dodd-Frank Act or extracted from Conflict Affected and High-Risk Areas (CAHRAs) as defined by the European Union Conflict Minerals Regulation. Minerals sourced from conflict regions or CAHRAs which may support on-going conflicts in those geographies are known as Conflict Minerals.

It is believed that the proceeds of mining Conflict Minerals may contribute to armed conflict and human rights abuses. In support of initiatives to cut financing for these armed conflicts and human rights abuses and in compliance with the regulations applicable to publicly traded companies in the United States, Amphenol has implemented programs, practices and a management system in alignment with the Responsible Minerals Initiative and the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas that are intended to:

•	Confirm with reasonable certainty that the 3TGs and certain other minerals as set forth in the Responsible Minerals Initiative purchased from suppliers and used in its products are responsibly sourced

•	Maintain, as necessary and appropriate, records of supplier verifications for both internal and/or external audit

•	Assign internal roles and responsibilities and provide appropriate staff training to manage these programs, practices and systems

•	Communicate the Company’s efforts, as necessary and appropriate, to stakeholders

3.	Commitment

We have developed a process and implemented a strategy to support the objectives of the Rule and our policy. Our commitment includes:

•	Developing policies and processes toward precluding the use of 3TG necessary to the functionality or production of our product(s) that finance or benefit armed groups in the Conflict Region.

•	Encouraging suppliers whose products contain 3TG to establish policies, due diligence frameworks, and management systems consistent with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk-Areas (“OECD Guidance”) that are designed to accomplish these goals and requiring their suppliers to do the same.

Amphenol believes in establishing and maintaining long-term relationships with suppliers whenever possible. However, if we determine that any supplier is, or a reasonable risk exists that such supplier may be, violating this policy, we will require the supplier to commit to, devise and undertake suitable corrective action to move to a conflict-free source. If suitable action is not taken, we will look to alternative sources for the product. Amphenol’s efforts are not to ban procurement of 3TG from the Conflict Region, but to assure 3TG procurement from responsible sources in the Conflict Region. If we determine that any of the components of our products contain 3TG from a mine or facility in the Conflict Region that is not conflict-free, we will work towards transitioning to components and materials that are conflict-free.

In 2019, we completed the Company-wide implementation of a third-party software platform to enhance our ability to capture and analyze relevant information regarding our 3TG supply chain. In 2020, we evolved our capabilities with the software platform by conducting advanced training with our reporting operations and updating the data acceptance criteria. Furthermore, in 2020 we conducted an inaugural supply chain assessment for cobalt. In 2021 we improved our supplier outreach and conducted an inaugural supply chain mapping for mica and adopted cobalt as a component of our responsible minerals program. In 2022, we began utilizing the Responsible Minerals Initiative (“RMI”) Extended Minerals Reporting Template for our mandatory mica and cobalt surveying of our supply chain. We will continue to participate in the RMI program as additional minerals are added. In 2023, we developed a Responsible Minerals Procedure (“Procedure”) to assist our businesses in making informed choices about responsibly sourced minerals in their supply chains. This Procedure includes guidance on how to take prompt action to remove high-risk smelters, refiners, or processors from the supply chain. These practices were continued through 2024.

4.	Supply Chain Overview

Amphenol has a complex, broad and dynamic supply chain. In many cases, the presence of 3TG in our supply chain is obvious, particularly in the case of raw materials. Nevertheless, we performed a comprehensive analysis of our product components and raw materials, and the role our suppliers serve in both our manufacturing and product delivery processes. Through this analysis we determined that many contain 3TG, triggering obligations under the Rule. We also determined that 3TG is a small portion of overall materials content. We do not source directly from mines, smelters, refiners, or processors. Rather, in almost all cases we are many levels removed from the mines, smelters, refiners, or processors.

5.	Reasonable Country of Origin Inquiry and Due Diligence

Subsequent to its supply chain overview, the Company sought to determine whether its necessary 3TG originated in the Covered Countries. Amphenol’s primary methodology to achieve this objective is to rely upon our direct and sub-tier suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us.

We reached out to our suppliers that provide components or materials that are likely to contain 3TG. Initially we conducted supplier training designed to educate certain key suppliers regarding the relevant, emerging SEC requirements and Amphenol’s expectations. We launched our conflict minerals communication survey to key suppliers in 2012. By 2014, our reasonable country of origin inquiry process had expanded such that we sought to reach all suppliers of components or materials containing 3TG in that year. This extensive process continued through 2024.

We aim to further develop transparency into our supply chain through our supply chain reasonable country of origin inquiry and due diligence processes, driving accountability within the supply chain by leveraging our compliance program, and continuing our supplier outreach efforts.

6.	Process

(a)	Design of Our Conflict Minerals Program and Description of the Investigative Process

Our conflict minerals compliance program together with our related investigative processes and efforts have been developed in conjunction with reference to the OECD Guidance and the related supplements for 3TG.

Our conflict minerals compliance process included: the development of a conflict minerals policy, which has evolved into a responsible minerals policy, establishment of governance structures with cross functional team members and senior executives, multilingual communication to, and engagement of, suppliers, due diligence compliance process and measurement, record keeping and escalation procedures. The measures discussed below are not all of the measures we took in furtherance of our conflict minerals compliance program or pursuant to the Rule and the OECD Guidance. In addition, some of the measures discussed below are not expressly provided for in the OECD Guidance.

(b)	Internal Team

Amphenol has established a management system for complying with the Rule and implementing our compliance program. This management system operates within the Company’s Environmental, Health, Safety & Sustainability (“EHS&S”) Group and is currently led by our Vice President of EHS&S and includes a team of subject matter experts from relevant functions such as legal purchasing, quality assurance, corporate sustainability, manufacturing and environmental health and safety. The Vice President of EHS&S acts as the conflict minerals program manager. Senior management is briefed about the process and results on a regular basis.

(c)	Management Systems and Policies

As described above, Amphenol has included a provision in the Amphenol Corporation Code of Business Conduct and Ethics regarding Responsible Minerals. This provision is cited above and is also posted on our website at: www.amphenol.com, and can be found by clicking on “Investors”, “Governance”, and then “Code of Business Conduct and Ethics” and at http://amphenol.com/docs/code-of-business-conduct-and-ethics.

The Responsible Minerals Policy also governs our conflict minerals approach. The information contained on our website is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or the Form SD.

(d)	Reasonable Country of Origin Inquiry

Amphenol has a decentralized management structure designed to encourage local accountability and responsibility for management responsibilities. Pursuant to this structure, each local operating unit reports into a group management structure particular to a certain product line or market focus. In 2024, there were fourteen such operating groups, each led by a Group General Manager who reports to one of three Division Presidents, each of whom reports to our Chief Executive Officer.

Each individual operating unit in the Company evaluated its product lines to determine whether it manufactured or contracted to manufacture products for which 3TG are necessary to functionality or production. Then, with respect to the related procurement of materials or components containing 3TG, each individual operating unit conducted its own reasonable country of origin inquiry (“RCOI”). Thus, each operating unit identified its suppliers, narrowed the group of relevant suppliers to those providing materials or supplies that could potentially contain 3TG, and then, utilizing the third-party software platform and service, interfaced with those suppliers to conduct an RCOI. To assist with completion of this task, management and key product stewardship personnel of each of these groups were given RCOI materials prepared with reference to the OECD Guidance, and we held internal training sessions delivered by the internal team regarding our RCOI process.

The operating units conducted outreach, training, and an extensive surveying project of our supply chain utilizing the Conflict Minerals Reporting Template (“CMRT”). Each operating unit reported the results of its surveying project to group management. Group management then provided certificates to Amphenol headquarters with the results of their inquiries.

The supplier responses to our RCOI have been electronically archived. The operating units collectively identified 54,343 vendor identification codes, some of which are likely duplicative given the Company’s decentralized management structure. Of these, they determined 8,769 to potentially be within the scope of our RCOI. Of these 8,769 suppliers potentially within the scope of the RCOI, the Company sent 9,327 requests for information and received 6,359 responses to our requests for information. Each local operating unit relied on these suppliers’ responses to provide us with information about the source of 3TG contained in the components supplied to us. Many of our direct suppliers are similarly reliant upon information provided by their suppliers.

(e)	Escalation Procedure

Our operating units have procedures to follow up to identify and escalate any identified issues associated with non-responsiveness or problematic responses to our RCOI.

(f)	Maintain Records

Amphenol has established our compliance process and set forth documentation and record maintenance mechanisms to ensure relevant documentation is retained in an electronic database.  These activities are supported through our third-party software platform.  All of our 3TG supplier information and their associated CMRTs by each individual Amphenol manufacturing operation are maintained in the platform.  We conduct our 3TG supplier outreach annually and archive the historical records accordingly.  The stored information is easily accessible.

(g)	Due Diligence

Amphenol’s due diligence efforts are not conducted at the operating unit level, but rather are conducted by headquarters representatives.

7.	Results of RCOI and Due Diligence

Feedback from the processes described herein has allowed us to render the conclusions in this Conflict Minerals Report.

Through its good faith RCOI, and subsequent due diligence efforts, Amphenol has no reason to believe any of the 3TG necessary to the functionality or production of its products is financing or benefiting armed conflict in the DRC or its adjoining countries but is not able to conclude with certainty that all of the products we sell that contain 3TG are conflict-free. We have reached this conclusion because we have been unable to determine the origin of at least a portion of the 3TG used in some of our products. Based on data gathered by our RCOI, certain information about smelters/refiners and countries of origin in our supply chain is listed in Annexes I and II.

In the course of our RCOI and related due diligence, Amphenol has determined that certain elements of our supply chain may originate in the Conflict Region. These findings were escalated in compliance with our due diligence escalation procedure. Through this process we learned that a portion of our feedstock and component materials contained gold, tantalum, tungsten or tin which may have originated from the Conflict Region. Through diligence and further inquiry, we concluded that KEMET de Mexico, Malaysia Smelting Corporation, Thaisarco, Luna Smelter, Ltd., GG Refinery Ltd., and Mining Minerals Resources SARL have been audited and conform to the RMI Responsible Minerals Assurance Process (“RMAP”). African Gold Refinery is an eligible gold refiner listed in the RMI facility database but has been removed from the RMI RMAP Conformant list due to sanction-related activities which were announced by the U.S. Department of the Treasury’s Office of Foreign Assets Control on March 17, 2022. Pursuant to this action, we initiated an assessment to determine the presence of African Gold Refinery across our organization and continue to transition from this entity. Amphenol did not source directly from African Gold Refinery in 2024 as Amphenol is a downstream user of 3TG. Universal Precious Metals Refining Zambia and Phoenix Metal Ltd. are both not eligible smelters or refiners according to the RMI RMAP and we continue to actively transition from these entities.While Zijin Mining Group was conformant to the RMI RMAP and present on the London Bullion Market Association (“LMBA”) ‘Good Delivery List’ in 2024, there have been allegations made against this entity by the U.S. Department of Homeland Security. As a result, we implemented measures to confirm with our upstream suppliers whether this entity is present in our supply chain. Amphenol did not directly source from this entity in 2024 and continues to work towards removing the entity from the supply chain. Because of the nature of the RCOI process, we are unable to confirm if these entities were, in fact, active in the supply chain. However, we continue to communicate with our suppliers on this topic. Surveying our supply base is a continual, ongoing process and Amphenol takes prompt action to transition from high-risk smelters.

8.	Due Diligence Risk Mitigation and Maturation

As we move towards enhancing our due diligence program, we intend to continue to mitigate possible risk that the necessary 3TG in our products could benefit armed groups in the Conflict Region. In furtherance of this intention, the Company has continued to increase the resources committed to supply chain due diligence efforts. We strive to enhance supplier communication, engage with certain suppliers to build supplier capability for conflict minerals supply chain traceability, and communicate training and escalation processes to improve due diligence data accuracy and completion. To the extent we were to discover that any of our suppliers are sourcing from smelters or refiners that support conflict, Amphenol will work toward using alternate sources within a reasonable time frame.

9.	Identify and Assess Risk in the Supply Chain

Because of our size, the breadth and complexity of the raw materials and components used in our products, and the constant evolution of our supply chain, identifying actors upstream from our direct suppliers is a challenge. The Company will continue to seek to identify cost effective methodologies and to monitor practices used by other companies and industry associations to enhance visibility to subsequent tiers of the supply chain.

10.	Audit of Supply Chain Due Diligence

Amphenol does not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain the 3TG. However, we do utilize information made available by and rely upon industry efforts to influence smelters and refineries to be audited and conformant through the RMI’s RMAP and the LBMA. Amphenol is a member company of the RMI.

ANNEX I

Smelters or Refiners (SOR) in Amphenol Corporation’s Supply Chain as of December 31, 2024 based on our RCOI

The SOR represent validated facilities in which conflict minerals may be processed into 3TG necessary to the functionality or production of Amphenol products.

Mineral	Smelter or Refiner Name	Country
Gold	8853 S.p.A.	Italy
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Abington Reldan Metals, LLC	United States Of America
Gold	Advanced Chemical Company	United States Of America
Gold	African Gold Refinery	Uganda
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Al Ghaith Gold	United Arab Emirates
Gold	Albino Mountinho Lda.	Portugal
Gold	Alexy Metals	United States Of America
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	ARY Aurum Plus	United Arab Emirates
Gold	ASAHI METALFINE, Inc.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States Of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Attero Recycling Pvt Ltd	India
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	AURA-II	United States Of America
Gold	Aurubis AG	Germany
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	China
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden Ronnskar	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland

Gold	CGR Metalloys Pvt Ltd.	India
Gold	Changzhou Chemical Research Institute Co. Ltd.	China
Gold	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Gold	Cheong Hing	China
Gold	Chimet S.p.A.	Italy
Gold	China National Gold Group Corporation	China
Gold	Chugai Mining	Japan
Gold	Coimpa Industrial LTDA	Brazil
Gold	Colt Refining	United States Of America
Gold	Daejin Indus Co., Ltd.	Republic Of Korea
Gold	DaeryongENC	Republic Of Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	DongGuan City Thousand Island Metal Foil Co., Ltd.	China
Gold	Dongwu Gold Group	China
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Republic Of Korea
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Elemetal Refining, LLC	United States Of America
Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	ESG Edelmetallservice GmbH & Co. KG	Germany
Gold	Faggi Enrico S.p.A.	Italy
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Gasabo Gold Refinery Ltd	Rwanda
Gold	Geib Refining Corp.	United States Of America
Gold	GG Refinery Ltd.	United Republic Of Tanzania
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Global Tungsten & Powders LLC	United States Of America
Gold	Gold by Gold Colombia	Colombia
Gold	Gold Coast Refinery	Ghana
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Hongjin Gold and Silver Smelter	China
Gold	Guangdong Hua Jian Trade Co., Ltd.	China
Gold	Guangdong Jinding Gold Limited	China

Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hang Seng Technology	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Hop Hing electroplating factory Zhejiang	China
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Hung Cheong Metal Manufacturing Limited	China
Gold	HwaSeong CJ CO., LTD.	Republic Of Korea
Gold	Impala Platinum - Base Metal Refinery (BMR)	South Africa
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa
Gold	Impala Platinum - Rustenburg Smelter	South Africa
Gold	Inca One (Chala One Plant)	Peru
Gold	Inca One (Koricancha Plant)	Peru
Gold	Industrial Refining Company	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	JALAN & Company	India
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Advanced Metals Corporation	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States Of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Metal Co., Ltd.	Republic Of Korea
Gold	Korea Zinc Co., Ltd.	Republic Of Korea

Gold	KP Sanghvi International Pvt Ltd	India
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	LiBaoJia	China
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	LS MnM Inc.	Republic Of Korea
Gold	LT Metal Ltd.	Republic Of Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States Of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	MD Overseas	India
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metallix Refining Inc.	United States Of America
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States Of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	Peru
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MK Electron	Republic Of Korea
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	N.E. Chemcat	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Republic Of Korea
Gold	Nihon Material Co., Ltd.	Japan
Gold	Nihon Superior Co., Ltd.	Japan
Gold	NOBLE METAL SERVICES	United States Of America
Gold	Nyrstar	United States Of America
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan

Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	Pease & Curren	United States Of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Precious Metals Sales Corp.	United States Of America
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	QG Refining, LLC	United States Of America
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Republic Metals Corporation	United States Of America
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States Of America
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	SAM Precious Metals FZ-LLC	United Arab Emirates
Gold	Samduck Precious Metals	Republic Of Korea
Gold	Samwon Metals Corp.	Republic Of Korea
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schoene Edelmetaal B.V.	Netherlands
Gold	Scotia Mocatta	United States Of America
Gold	Sellem Industries Ltd.	Mauritania
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Hengbang Smelter Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Jin Jinyin Refining Ltd.	China
Gold	Shandong penglai gold smelter	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Yanggu Xiangguang Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shanghai Gold Exchange	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China

Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold	Sino-Platinum Metals Co., Ltd.	China
Gold	So Accurate Group, Inc.	United States Of America
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Republic Of Korea
Gold	Suntain Co., Ltd.	Taiwan, Province Of China
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China
Gold	SuZhou ShenChuang recycling Ltd.	China
Gold	T.C.A S.p.A	Italy
Gold	Tai Perng	Taiwan, Province Of China
Gold	Taicang City Nancang Metal Material Co., Ltd.	China
Gold	TAIWAN TOTAI CO., LTD.	Taiwan, Province Of China
Gold	TAIZHOU CHANGSANJIAO CO.,LTD	China
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Republic Of Korea
Gold	Tsai Brother industries	Taiwan, Province Of China
Gold	TSK Pretech	Republic Of Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States Of America
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.	Switzerland
Gold	Value Trading	Belgium
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China
Gold	Wam Technologies Taiwan Co., Ltd.	Taiwan, Province Of China
Gold	WEEEREFINING	France
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	White Solder Metalurgia e Mineracao Ltda.	Brazil
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Wuzhong Group	China
Gold	Xiamen JInbo Metal Co., Ltd.	China

Gold	Yamakin Co., Ltd.	Japan
Gold	Yamato Denki Ind. Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	China
Gold	Zhaojun Maifu	China
Gold	Zhaoyuan Li Fu Industrial	China
Gold	ZHAOYUAN LIFUSHIYE Co., Ltd	China
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zhuhai toxic materials Monopoly Ltd.	China
Gold	Zhuzhou Smelting Group Co., Ltd	China
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	5D Production OU	Estonia
Tantalum	AMG Brasil	Brazil
Tantalum	ANHUI HERRMAN IMPEX CO.	China
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Avon Specialty Metals Ltd.	United Kingdom
Tantalum	Baoji Towin Rare Metals Co., Ltd.	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	China
Tantalum	CP Metals Inc.	United States Of America
Tantalum	D Block Metals, LLC	United States Of America
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States Of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Furuuchi Chemical Corporation	Japan
Tantalum	Gannon & Scott	United States Of America
Tantalum	Global Advanced Metals	United States Of America
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States Of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	H.C. Starck GmbH	Germany
Tantalum	H.C. Starck Surface Technology and Ceramic Powders GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States Of America
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China

Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Powder	United States Of America
Tantalum	KEMET Corp.	United States Of America
Tantalum	KEMET de Mexico	Mexico
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	Malaysia Smelting Corporation (MSC)	Malaysia
Tantalum	Materion	United States Of America
Tantalum	Materion Newton Inc.	United States Of America
Tantalum	Meta Materials	Republic Of North Macedonia
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Nantong Tongjie Electrical Co., Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	Plansee SE Liezen	Austria
Tantalum	PM Kalco Inc	United States Of America
Tantalum	PowerX Ltd.	Rwanda
Tantalum	QSIL Metals Hermsdorf GmbH	Germany
Tantalum	QuantumClean	United States Of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	RFH Recycling Metals Co., Ltd.	China
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Rui Da Hung	Taiwan, Province Of China
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taike Technology (Suzhou) Co.,Ltd.	China
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States Of America
Tantalum	Tranzact, Inc.	United States Of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	ULVAC Inc.	Japan
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	China

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tin	Alpha Assembly Solutions Inc	United States Of America
Tin	An Thai Minerals Co., Ltd.	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Angelcast Enterprise Co., Ltd.	China
Tin	Arco Alloys	United States Of America
Tin	Asahi Refining Canada Ltd.	Canada
Tin	Asahi Seiren Co.,Ltd.	Japan
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	Brinkmann Chemie AG	Germany
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Chofu Works	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dingnan Jiawang environmental Tin technology Co.	China
Tin	Dongguan Best Alloys Co., Ltd.	China
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dongguan City Xida Soldering Tin Products Co.	China
Tin	Dowa	Japan
Tin	Dragon Silver Holdings Limited	China
Tin	DS Myanmar	Myanmar
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Elemetal Refining, LLC	United States Of America
Tin	EM Vinto	Bolivia (Plurinational State Of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Feinhutte Halsbrucke GmbH	Germany
Tin	Fenix Metals	Poland

Tin	Fuji Metal Mining Corp.	Japan
Tin	Galva Metal	United States Of America
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	GEJIU YE LIAN CHANG	China
Tin	Gejiu Yunxi Group Corp.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	GUANGDONG JIATIAN STANNUM PRODUCTS CO., LTD	China
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	China
Tin	Guangxi Nonferrous Metals Group	China
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Hezhou Jinwei Tin Co., Ltd.	China
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	IBF IND Brasileira de Ferroligas Ltda	Brazil
Tin	Jau Janq Enterprise Co., Ltd.	Taiwan, Province Of China
Tin	Jean Goldschmidt International (JGI Hydrometal)	Belgium
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tin	Ju Tai Industrial Co., Ltd.	China
Tin	KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	Czech Republic
Tin	LIAN JING	China
Tin	Linqu Xianggui Smelter Co., Ltd.	China
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	M/s ECO Tropical Resources	Singapore
Tin	Ma An Shan Shu Guang Smelter Corp.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tin	Materials Eco-Refining Co., Ltd.	Japan

Tin	MCP Metalspecialties, Inc	United States Of America
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.	United States Of America
Tin	Metallum Group Holding NV	Belgium
Tin	Minchali Metal Industry Co., Ltd.	Taiwan, Province Of China
Tin	Mineracao Taboca S.A.	Brazil
Tin	Ming Li Jia smelt Metal Factory	China
Tin	Mining Minerals Resources SARL	Democratic Republic Of The Congo
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Morigin Company	Japan
Tin	Ney Metals and Alloys	United States Of America
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Novosibirsk Tin Combine	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Old City Metals Processing Co., Ltd.	China
Tin	OMODEO A. E S. METALLEGHE SRL	Italy
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)
Tin	P Kay Metal, Inc	United States Of America
Tin	Pan Light Corporation	Taiwan, Province Of China
Tin	Phoenix Metal Ltd.	Rwanda
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	Primeyoung Metal Ind. (Zhuhai) Co., Ltd.	China
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Arsed Indonesia	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia

Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Masbro Alam Stania	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Graha Raya	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
TIN	PT NATARI	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur (SIM)	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Qinggao Enterprise Co., Ltd.	China
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rian Resources SDN. BHD.	Malaysia
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India

Tin	ROHM & HAAS	United States Of America
Tin	Rui Da Hung	Taiwan, Province Of China
Tin	S. Izaguirre	Spain
Tin	Samhwa non-ferrorus Metal ind.co.ltd	Republic Of Korea
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Tin	Shangrao Xuri Smelting Factory	China
Tin	Shapiro Metals	United States Of America
Tin	shen zhen qi xiang da hua gong gong si	China
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China
Tin	Sichuan Guanghan Jiangnan casting smelters	China
Tin	Sigma Tin Alloy Co., Ltd.	China
Tin	Soft Metais Ltda.	Brazil
Tin	Spectro Alloys Corp.	United States Of America
Tin	Super Ligas	Brazil
Tin	Suzhou Nuonengda Chemical Co., Ltd.	China
Tin	Tai Perng	Taiwan, Province Of China
Tin	Taicang City Nancang Metal Material Co., Ltd.	China
Tin	Taiwan high-tech Co., Ltd.	Taiwan, Province Of China
Tin	Taiwan Huanliang	Taiwan, Province Of China
Tin	Taiwan's lofty Enterprises Ltd.	Taiwan, Province Of China
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan
Tin	Tennessee Aluminum Processors	United States Of America
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
Tin	Thaisarco	Thailand
Tin	Tianshui Ling Bo Technology Co., Ltd.	China
Tin	TIN PLATING GEJIU	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States Of America
Tin	Top-Team Technology (Shenzhen) Ltd.	China
Tin	TRATHO Metal Quimica	Brazil
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Ultracore Co., Ltd.	Thailand
Tin	Valcambi S.A.	Switzerland
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	Wang Yu Manufacturing Co., Ltd.	China
Tin	WELLEY	Taiwan, Province Of China
Tin	Westmetall GmbH & Co. KG	Germany
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	WONIL METAL Co., Ltd.	Republic Of Korea
Tin	Woodcross Smelting Company Limited	Uganda
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	China
Tin	WUJIANG CITY LUXE TIN FACTORY	China
Tin	Wuxi Lantronic Electronic Co Ltd	China
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China

Tin	Xianghualing Tin Industry Co., Ltd.	China
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China
Tin	XURI	China
Tin	YH (Yunnan)	China
Tin	Yifeng Tin	China
Tin	Yuecheng Tin Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Chengo Electric Smelting Plant	China
Tin	Yunnan Copper Zinc Industry Co., Ltd.	China
Tin	Yunnan Geiju Smelting Corp.	China
Tin	Yunnan Industrial Co., Ltd.	China
Tin	Yunnan Malipo Baiyi Kuangye Co.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	Zhongshan Jinye Smelting Co.,Ltd	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Avon Specialty Metals Ltd.	United Kingdom
Tungsten	China Minmetals Non-ferrous Metals Holding Co., Ltd.	China
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	CP Metals Inc.	United States Of America
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	DAIDO STEEL	Japan
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Republic Of Korea
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Hongfei Materials Co.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	China

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States Of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	HANNAE FOR T Co., Ltd.	Republic Of Korea
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan, Province Of China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Viet Nam
Tungsten	Kennametal Fallon	United States Of America
Tungsten	Kennametal Huntsville	United States Of America
Tungsten	KGETS Co., Ltd.	Republic Of Korea
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	Laos
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China
Tungsten	LLC Vostok	Russian Federation
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	China
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Viet Nam
Tungsten	Materion	United States Of America
Tungsten	Mehra Ferro-Alloys Pvt. Ltd.	India
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	China
Tungsten	Mitsui Mining and Smelting Co., Ltd.	Japan
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam

Tungsten	Nanchang Cemented Carbide Limited Liability Company	China
Tungsten	Niagara Refining LLC	United States Of America
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines
Tungsten	Philippine Carreytech Metal Corp.	Philippines
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Plansee Composite Materials GmbH	Germany
Tungsten	PT Stanindo Inti Perkasa	Indonesia
Tungsten	PT Timah Tbk Mentok	Indonesia
Tungsten	S.P.T. spol.s r.o.	Czech Republic
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Tungsten	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan
Tungsten	TaeguTec	Republic Of Korea
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	Thaisarco	Thailand
Tungsten	Toshiba Material Co., Ltd.	Japan
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	WOLFRAM Company CJSC	Russian Federation
Tungsten	Woltech Korea Co., Ltd.	Republic Of Korea
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China
Tungsten	Zhuzhou Cemented Carbide	China
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	China

ANNEX II

Countries of Origin for Conflict Minerals Related to SOR Listed in Annex I

Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Czech Republic, Democratic Republic Of The Congo, Estonia, France, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Lithuania, Macedonia, Malaysia, Mauritania, Mexico, Myanmar, Netherlands, New Zealand, North Macedonia, Norway, Peru, Philippines, Poland, Portugal, Republic of Korea, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States of America, Uzbekistan, Vietnam, Zambia and Zimbabwe.